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                                                                   Exhibit 10.32


                   SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS

                             OF OAK TECHNOLOGY, INC.

                                January __, 1999

Mr. David Tsang
Mr. Ta-lin Hsu
c/o Steve Tonsfeldt, Esq.
Venture Law Group
2800 Sand Hill Road
Menlo Park, CA  94025

Dear Sirs:

     As you know, your recent offer to acquire Oak Technology, Inc. (the "Company") has made it difficult for you to participate fully in the management of the Company as directors (and, in David's case, as an officer of the Company). In addition, the Special Committee has determined that it would be inappropriate to provide you with copies of certain information and reports prepared by Boston Consulting Group in connection with the Special Committee's evaluation of your offer, as long as there continues to exist a substantial possibility that you would pursue an acquisition of the Company. This Letter Agreement is being made to clarify your intentions with respect to the Company and to facilitate your return to full participation in the management of the affairs of the Company.

     For a period one year from the date of this Letter Agreement, you shall not, without the prior written consent of a majority of Board of Directors of the Company, either directly or indirectly as part of any group or through any affiliate or any employees, agents or advisors (including, without limitation, attorneys, accountants, investment bankers, and other consultants and advisors) (collectively, "Representatives") or otherwise: (i) acquire, offer to acquire, or agree to acquire, by purchase, tender offer, merger, consolidation, share exchange or otherwise, ownership or control of any voting securities, or any direct or indirect right to acquire any voting securities, of the Company, any subsidiary thereof, or any successor corporation thereto; (ii) make, or in any way participate in any "solicitation" of "proxies" (as such terms are used in the rules and regulations of the Securities and Exchange Commission) to vote, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of the Company (other than as a member of the Board of Directors of the Company); (iii) make any public announcement with respect to, or submit a proposal for, or offer of any merger, acquisition or other business combination or extraordinary transaction involving the Company or any of its subsidiaries or any securities or assets of the Company or any of its subsidiaries; (iv) form, join or in any way participate in a "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) in connection with any of the foregoing; or (v) request the Company or any of the Company's Representatives to amend or waive any provision of this paragraph 4(b) in any manner which may reasonably be expected to compel public disclosure.

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     Each party agrees that money damages would not be a sufficient remedy for any breach of any provision of this Letter Agreement by you or any of your Representatives, and that in addition to all other remedies which the Company hereto may have, the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Letter Agreement but shall be in addition to all other remedies available at law or in equity. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

     This Letter Agreement contains the sole and entire agreement between the parties with respect to the subject matter hereof. This Letter Agreement may be amended, modified or waived only by a separate written instrument duly signed and delivered by or on behalf of both parties. The invalidity or unenforceability of any provision of this Letter Agreement shall not impair or affect the validity or enforceability of any other provision of this Letter Agreement unless the enforcement of such provision in such circumstances would be inequitable.

     This Letter Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to the conflicts of laws principles thereof. Each party hereto consents and submits to the exclusive jurisdiction of the courts of the State of California in and for the County of Santa Clara and the courts of the United States located in the Northern District of California for the adjudication of any action, suit, or proceeding arising out of or otherwise relating to this Letter Agreement.

     If the foregoing correctly sets forth our agreement with respect to the matters set forth herein, please so indicate by signing two copies of this Letter Agreement and returning one signed copy to me, whereupon this Letter Agreement shall constitute our binding agreement with respect to the matters set forth herein. This Letter Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

                                       Very truly yours,

                                       OAK TECHNOLOGY, INC.

                                       By:
                                           ------------------------------------
                                         Name:   Timothy Tomlinson
                                         Title:  Chairman, Special Committee


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Accepted and agreed to as of
the      day of January   , 1999
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MR. DAVID TSANG



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MR. TA-LIN HSU



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